Exhibit 2.2

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND

RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

Mees Masonry, Corporation

Mees Masonry Corporation, (the "COMPANY"), a corporation organized and existing under the laws of the State of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation, as amended, of the Company, and pursuant to the Laws of the State of Nevada, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, 0.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of a new Series of Preferred Shares that shall be designated as Series A Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue 30,000,000 shares of Series A Convertible Preferred Stock (the "PREFERRED Shares"), 0.001 par value per share, which shall have the following Powers, Designations, Preferences and Rights:

The number of shares constituting the Series A of Preferred Shares shall be Thirty Million (30,000,000) shares of $.001 par value. Each issued and outstanding Preferred Series A Shares shall be entitled to the number of votes equal to the result of: (i) the number of shares of common stock of the Company (the "Common Shares") issued and outstanding at the time of such vote multiplied by 110%; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Series A Shares shall vote together with the holders of Common Shares as a single class. The Company shall not amend, alter or repeal the Preferred Shares, special rights or other powers of the Preferred Shares so as to affect adversely the Preferred Shares, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of such adversely affected Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. Each Preferred Share may be converted into ten (10) shares of common stock of the Company ("Common Share") after a holding period of 1 year at the option of the holder. No fractional shares of common stock shall be issued upon conversion of the Preferred Shares.

(1) PARTICIPATING DIVIDENDS. In the event any dividend or other distribution payable in cash or other property is declared on the Common Stock (defined below), each Holder on the record date for such dividend or distribution shall be entitled to receive per Preferred Share on the date of payment or distribution of such dividend or other distribution the amount of cash or property ("PARTICIPATING DIVIDENDS") equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such Preferred Share would be converted pursuant to Section 2 hereof immediately prior to such record date; PROVIDED, HOWEVER, that in lieu of paying such dividends in cash or property, each Holder may, at its sole discretion, at the time of conversion of any or all Preferred Shares held by such Holder receive such dividends by increasing the Transaction Value of each Preferred Share by the amount of Participating Dividends which have accrued on such Preferred Share but have not been paid by the Company.

(a) GENERAL PAYMENT PROVISIONS. All payments made by the Company with respect to any Preferred Share shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Certificate of Designations. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

1

(III) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

(3)   VOTING RIGHTS. Each issued and outstanding Preferred Series A Shares shall be entitled to the number of votes equal to the result of: (i) the number of shares of common stock of the Company (the "Common Shares") issued and outstanding at the time of such vote multiplied by 110%, divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Series A Shares shall vote together with the holders of Common Shares as a single class.

(4)   LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation. dissolution or winding up of the Company, the Holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "LIQUIDATION FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company.

(5)   PREFERRED RANK. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares.

(6)   PARTICIPATION. Subject to the rights of the Holders, if any, of the Pari Passu Shares. the Holders of the Preferred Shares shall, as Holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(7)   SPECIFIC SHALL NOT LIMIT GENERAL, CONSTRUCTION. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

(8)   FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of a Holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Theodore C. Mees, President, as of the 14th day of October, 2009.

Mees Masonry Corporation

/s/ Theodore C. Mees / pres.

Theodore C. Mees, President

2

ROSS MILLER Secretary of State 202 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov
	Filed in the Office of	Document Number
	Ross Miller	20100782403-67
	Ross Miller	Filing Date and Time
	Secretary of State	10/18/2010 2:45 PM
	State of Nevada	Entity Number
C13452-2001
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Mees Masonry Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

FIRST Article is hereby amended to read as follows: The name of the corporation is as follows: MC Endeavors, Inc. FOURTH Article is hereby amended to read as follows :The total number of shares of capital stock, which this corporation shall have authority to issue is, Eight Hundred Million (800,000,000) with a par value of $.001 amounting to $800,000, Seven Hundred Seventy Million (770,000,000) of those shares are common stock, and Thirty Million (30,000,000) of those shares are preferred stock. Concurrent, and upon effectiveness of this name change and increase in authorized shares, our Board of Directors and a .majority of shareholders has approved a 4/1 forward common stock split (all fractional shares shall be rounded up) (shares shall be exchanged upon voluntary shareholder surrender of pre-split stock certificates)

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

16,000,000

4. Effective date and time of filing: (optional)	11/15/10
(must not be later than 90 days after the certificate is filed)

5.  Signature: (required)

X    /s/ Theodore C. Mees

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After

Revised: 3-6-09

1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov
	Filed in the Office of	Document Number
	Barbara K. Cegavske	20170427761-17
	Barbara K. Cegayske	Filing Date and Time
	Secretary of State	10/06/2017 3:22 PM
	State of Nevada	Entity Number
C13452-2001
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MC Endeavors, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

FOURTH Article is hereby amended to read as follows: The total number of shares of capital stock, which this corporation shall have authority to issue is, Eight Hundred Million One (800,000,001), with a par value of $.001 amounting to $800,001, consisting of (a) Seven Hundred Seventy Million (770,000,000) shares are common stock, (b) Thirty Million (30,000,000) shares of preferred stock, and (c) one (I) share of Special 2017 Series A Preferred Stock.

The designation of the rights and preferences of the Special 2017 Series A Preferred Stock is set forth on Amendment A attached hereto and incorporated by this reference.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

                             authority granted by court order

4. Effective date and time of filing: (optional)	Date: Time:

(must not be later than 90 days after the certificate is filed)

5.    Signature: (required)

X    /s/ signature illegible           9-20-17

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After

Revised: 1-5-15

CERTIFICATE OF DESIGNATION

of

SPECIAL 2017 SERIES A PREFERRED STOCK

of

MC ENDEAVORS, INC.

(Pursuant to NRS 78.1955)

MC ENDEAVORS, INC., a Nevada corporation (hereinafter called the (“Corporation”), hereby certifies that the following resolution was adopted by International Venture Society, LLC (the "Custodian"), the court appointed custodian of the Corporation pursuant to the Order Granting Application for Appointment of International Venture Society, LLC as Custodian of MC Endeavors, Inc., granted in the District Court, Clark County, Nevada, Case No. A-17-757433-P, as of August 11, 2017 (the "Order").

RESOLVED, that pursuant to the authority granted to and vested in the Custodian in accordance with the provisions of the certificate of incorporation of the Corporation. as currently in effect, and the Order, the Custodian hereby fixes the relative rights, preferences, and limitations of the Corporation's Special 2017 Series A Preferred Stock as follows:

Special 2017 Series A Preferred Stock

Section 1. Designation and Amount. The designation of this class of capital stock shall be "Special 2017 Series A Preferred", par value $.001 per share (the "2017 Series A Preferred Stock"). The number of authorized shares of 2017 Series A Preferred Stock is one (1) share.

Section 2. Rights. Except as otherwise required by law, the holder of the share of 2017 Series A Preferred Stock shall have the following rights:

(a)                  Number of Votes: Voting with Common Stock. Except as provided by Nevada statutes or Section 2(b) below, the holder of the 2017 Series A Preferred Stock. shall vote together with the holders of preferred stock. (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Corporation (the "Common Stock") as a single class. The 2017 Series A Preferred Stock stockholder is entitled to 51% of all votes (including but not limited to, common stock and preferred stock (including on an as converted basis) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matter presented to the stockholders of the Corporation for their action or consideration. The 2017 Series A Preferred Stock shall not be divided into fractional shares.

(b)                 Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2017 Series A Preferred Stock so as to affect adversely the 2017 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2017 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. Dividends, Liquidation. The share of 2017 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation's shareholders upon the liquidation, dissolution or winding up of the Corporation.

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Section 4. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2017 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2017 Series A Preferred Stock against impairment.

Section 5. Replacement Certificate. In the event that the holder of the 2017 Series A Preferred Stock notifies the Corporation that the stock certificate evidencing the share of 2017 Series A Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the 2017 Series A Preferred Stock identical in tenor and date to the original stock certificate evidencing the 2017 Series A Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such 2017 Series A Preferred Stock stock certificate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by an officer thereunto duly authorized this 20th day of September, 2017.

MC ENDEAVORS, INC.

By: International Venture Society, LLC, its Custodian

By:	International Venture Society

Name:	/s/ signature illegible 9-20-17

Its:	Custodian

3

*090303*
*090303*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov
	Filed in the Office of	Document Number
	Barbara K. Cegavske	20180079611-35
	Barbara K. Cegayske	Filing Date and Time
	Secretary of State	02/21/2018 10:15 AM
	State of Nevada	Entity Number
C13452-2001
Certificate of Change Pursuant
to NRS 78.209

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.    Name of corporation:

MC Endeavors, Inc

2.    The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.    The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

770,000,000 Par Value $.001
30,000,000 Par Value $.001

4.    The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,000,000,000 Par Value $.001
30,000,000 Par Value $.001

5.     The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

230,000,000 Par Value $.001

6.    The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

none

7. Effective date and time of filing: (optional)	Date:	2/212018	Time:	10:00 AM
(must not be later than 90 days after the certificate is filed)

8.    Signature: (required)

X /s/ John Stippick	CEO/President
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split

Revised: 1-5-15

140105

140105

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20180347429-00
	Filing Date and Time: 08/03/2018 12:06 PM
	Entity Number: C13452-2001

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Room 21 Media, Inc.
Name of **merging** entity

Nevada — Jurisdiction
Corporation — Entity type *

Name of **merging** entity
Jurisdiction
Entity type *

Name of **merging** entity
Jurisdiction
Entity type *

Name of **merging** entity
Jurisdiction
Entity type *

and,

MC Endeavors, Inc.
Name of **surviving** entity

Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Room 21 Media, Inc

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

MC Endeavors, Inc.

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The articles have been amended as follows:

Article 1 - Name of corporation:

The name of the corporation shall be Room 21 Media, Inc.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

Date: ______ **Time:** ______

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Room 21 Media, Inc.
Name of merging entity
X John Stippick | President Room 21 Media, Inc. | 8/1/2018
Signature | Title | Date

Name of merging entity
X
Signature | Title | Date

Name of merging entity
X
Signature | Title | Date

Name of merging entity
X
Signature | Title | Date

and,

MC Endeavors, Inc.
Name of surviving entity
X | President of MSMY | 8/1/2018
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

*090204*
*090204*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov
	Filed in the Office of	Document Number
	Barbara K. Cegavske	20180347424-55
	Barbara K. Cegayske	Filing Date and Time
	Secretary of State	08/03/2018 12:06 PM
	State of Nevada	Entity Number
C13452-2001
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MC Endeavors, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 Authorized Capital Stock. The Corporation shall have the following classes of capital with the respective number of authorized shares as indicated, each with a par value of $00001 (a) Common Stock, 500,000,000 authorized shares; (b) Preferred Stock, 30,000,000 authorized shares; and (c) 2017 Series A Preferred Stock, 1 authorized share.

Please see attachment for further description of the amendment.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5.  Signature: (required)

X    /s/ John Stippick

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After

Revised: 1-5-15

All currently issued and outstanding shares of Common Stock of the Corporation shall be decreased at the rate of one (1) share for every fifty (50) shares issued and outstanding. All fractional shares shall be rounded up to the nearest whole number. Any shareholder that would have less than one hundred (100) shares as a result of the decrease shall be issued additional shares so that such shareholder holds one hundred (100) shares. No action on the part of the shareholder or the Corporation is necessary, although through its transfer agent, the shareholder may exchange existing certificates for new certificates representing the appropriate number of shares resulting from the decrease.

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov
	Filed in the Office of	Document Number
	Barbara K. Cegavske	20180361085-44
	Barbara K. Cegayske	Filing Date and Time
	Secretary of State	08/15/2018 10:12 AM
	State of Nevada	Entity Number
C13452-2001
Certificate of Correction
(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

1.    The name of the entity for which correction is being made:

Room 21 Media, Inc.

2.    Description of the original document for which correction is being made:

Certificate of Amendment

3.    Filing date of the original document for which correction is being made:       08/03/2018

4.    Description of the inaccuracy or defect:

(a) Common Stock, 500,000,000 authorized shares; (b) Preferred Stock, 30,000,000 authorized shares; and (c) 2017 Series A Preferred Stock,1 authorized share.

SEE ADDITIONAL VERBIAGE ON THE ATTACHED DOCUMENT

5.    Correction of the inaccuracy or defect:

(a) Common Stock, 1,000,000,000 authorized shares; (b) Preferred Stock, 30,000,000 authorized shares; and (c) 2017 Series A Preferred Stock, 1 authorized share.

Par value of all authorized shares shall be $0.001.

6.    Signature:

X /s/signature illegible	President	08/13/2018
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction

Revised: 1-5-15

Continuation of Description of inaccuracy or defect.

4.    All currently issued and outstanding shares of Common Stock of the Corporation shall be decreased at the rate of one (1) share for every fifty (50) shares issued and outstanding. All fractional shares shall be rounded up to the nearest whole number. Any shareholder that would have less than one hundred (100) shares as a result of the decrease shall be issued additional shares so that such shareholder holds one hundred (100) shares. No action on the part of the shareholder or the Corporation is necessary, although through its transfer agent, the shareholder may exchange existing certificates for new certificates representing the appropriate number of shares resulting from the decrease.

2